UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       March 17, 2006
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17204	20-3126427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 Seventeenth Street, Suite 800 Denver, Colorado (Address of principal executive offices)	80202 (Zip Code)
Registrant’s telephone number, including area code:      (720) 932-7800
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
     On March 17, 2006, Infinity Energy Resources, Inc. (“Infinity”) sold, and certain accredited investors purchased, $8.0 million aggregate principal amount of senior secured notes (the “Additional Notes”) and five-year warrants, exercisable immediately, to purchase 258,960 shares of Infinity’s common stock at an exercise price of $8.65 per share and 205,128 shares of common stock at an exercise price of $10.53 per share (collectively, the “Additional Warrants”). The Additional Notes and the Additional Warrants were sold pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”), as amended, dated January 13, 2005, among Infinity and certain accredited investors and are subject to the terms thereof. This transaction is exempt from securities registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933. Infinity will use the net proceeds of the sale of Additional Notes and Additional Warrants to fund its oil and gas exploration and development activities.
     The Additional Notes have an initial maturity of 18 months. The maturity may be extended to 42 months if, on or before September 17, 2006, the outstanding aggregate principal amount of the notes (including the Additional Notes) issued pursuant to the Purchase Agreement has been reduced by at least $5 million (i) by redemption by Infinity pursuant to a Company Alternative Redemption (as defined in the Purchase Agreement) or (ii) by conversion by the holders of the Notes pursuant to a Company Alternative Conversion (as defined in the Purchase Agreement). The maturity of the Additional Notes is subject to an additional extension for an additional 12 months upon the mutual agreement of Infinity and the noteholders. The Additional Notes bear interest at 3-month LIBOR plus 675 basis points, adjusted on the first business day of each calendar quarter. The Additional Notes are secured by substantially all of the assets of Infinity and its subsidiaries and are guaranteed by each of Infinity’s active subsidiaries. The Additional Notes are redeemable by Infinity for cash at any time during the first year after issuance at 105% of par value, declining by 1% per year thereafter (101% during any extended maturity period), together with any accrued and unpaid interest. Under certain circumstances, Infinity has the option to repay the Additional Notes with shares of common stock in lieu of cash. The description of the terms of the Additional Notes is qualified in its entirety by reference to the form of Additional Note, which is filed with this Current Report as Exhibit 4.1.
     In connection with the issuance of the Additional Notes and Additional Warrants, Infinity entered into a third additional closing agreement (the “Closing Agreement”) with certain of its subsidiaries and the purchasers. The Closing Agreement provides for the waiver of certain conditions precedent to Infinity’s ability to sell the Additional Notes. The description of the terms of the Closing Agreement is qualified in its entirety by reference to the Closing Agreement, which is filed with this Current Report as Exhibit 10.1.
     Infinity is also obligated to file a shelf registration statement covering resales of the shares of common stock issuable upon exercise of the Additional Warrants, pursuant to the terms of a Registration Rights Agreement among Infinity and the purchasers, which was filed with the Current Report on Form 8-K filed by Infinity on January 14, 2005. The Purchase Agreement and the Form of Warrant also were filed with the Current Report on Form 8-K filed by Infinity on January 14, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
     Item 1.01 is incorporated herein by reference.
Item 3.02. Unregistered Sale of Equity Securities.
     Item 1.01 is incorporated herein by reference.
(c) Exhibits
Exhibit 4.1 Form of Additional Note
Exhibit 10.01 Third Additional Closing Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 17, 2006.

Infinity Energy Resources, Inc.
By:	/s/ Timothy A. Ficker
Timothy A. Ficker
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of Additional Note

10.01	Third Additional Closing Agreement